NVR, Inc. Announces Third Quarter Results

RESTON, Va., Oct. 18, 2012 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2012 of $53,000,000, $10.33 per diluted share. Net income and diluted earnings per share for its third quarter ended September 30, 2012 increased 22% and 29%, respectively, when compared to the 2011 third quarter. Consolidated revenues for the third quarter of 2012 totaled $870,637,000, a 23% increase from $707,476,000 for the comparable 2011 quarter.

For the nine months ended September 30, 2012, consolidated revenues were $2,240,912,000, 17% higher than the $1,917,861,000 reported for the same period of 2011. Net income for the nine months ended September 30, 2012 was $119,961,000, an increase of 24% when compared to the nine months ended September 30, 2011. Diluted earnings per share for the nine months ended September 30, 2012 was $23.22, an increase of 39% from $16.75 per diluted share for the comparable period of 2011.

Homebuilding

New orders in the third quarter of 2012 increased 15% to 2,558 units when compared to 2,218 units in the third quarter of 2011. The cancellation rate in the third quarter of 2012 was 16.6% compared to 15.0% in the third quarter of 2011 and 16.3% in the second quarter of 2012. Settlements increased in the third quarter of 2012 to 2,656 units, 18% higher than the same period in 2011. The Company's backlog of homes sold but not settled at the end of the 2012 quarter increased on a unit basis by 27% to 4,950 units and on a dollar basis by 38% to $1,674,502,000 when compared to the same period last year.

Homebuilding revenues for the three months ended September 30, 2012 totaled $854,396,000, 23% higher than the year earlier period. Gross profit margin in the third quarter of 2012 was 17.8% compared to 17.9% in the third quarter of 2011 and 17.3% in the second quarter of 2012. Income before tax from the homebuilding segment totaled $74,655,000, an increase of 15% when compared to the third quarter of 2011.

Mortgage Banking

Mortgage closed loan production of $594,867,000 for the three months ended September 30, 2012 was 21% higher than the same period last year. Operating income for the mortgage banking operations during the third quarter of 2012 increased 123% to $9,478,000, when compared to $4,257,000 reported for the same period of 2011.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Fox Ridge Homes trade names, and operates in twenty-seven metropolitan areas in fifteen states. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, and www.foxridgehomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Homebuilding:
Revenues	$ 854,396	$ 696,980	$ 2,195,881	$ 1,882,387
Other income	599	842	2,045	3,662
Cost of sales	(702,436)	(572,382)	(1,819,243)	(1,548,903)
Selling, general and administrative	(76,553)	(60,462)	(222,483)	(195,695)
Operating income	76,006	64,978	156,200	141,451
Interest expense	(1,351)	(293)	(1,579)	(802)
Homebuilding income	74,655	64,685	154,621	140,649

Mortgage Banking:
Mortgage banking fees	16,241	10,496	45,031	35,474
Interest income	1,025	1,589	3,505	3,789
Other income	161	151	373	311
General and administrative	(7,789)	(7,796)	(24,029)	(22,371)
Interest expense	(160)	(183)	(455)	(721)
Mortgage banking income	9,478	4,257	24,425	16,482

Income before taxes	84,133	68,942	179,046	157,131

Income tax expense	(31,133)	(25,533)	(59,085)	(60,103)

Net income	$ 53,000	$ 43,409	$ 119,961	$ 97,028

Basic earnings per share	$ 10.60	$ 8.19	$ 23.76	$ 17.22

Diluted earnings per share	$ 10.33	$ 7.98	$ 23.22	$ 16.75

Basic weighted average shares outstanding	4,999	5,301	5,049	5,634

Diluted weighted average shares outstanding	5,132	5,437	5,167	5,792

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	September 30, 2012	December 31, 2011
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 1,071,999	$ 475,566
Receivables	9,973	6,789
Inventory:
Lots and housing units, covered under
sales agreements with customers	551,059	363,833
Unsold lots and housing units	69,452	82,578
Land under development	71,102	78,045
Manufacturing materials and other	8,563	8,694
	700,176	533,150

Assets related to consolidated variable interest entity	16,210	20,182
Contract land deposits, net	173,404	131,930
Property, plant and equipment, net	27,140	23,243
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	285,417	268,878
	2,325,899	1,501,318

Mortgage Banking:
Cash and cash equivalents	5,544	4,766
Mortgage loans held for sale, net	128,452	252,352
Property and equipment, net	2,173	1,694
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	11,311	12,008
	154,827	278,167

Total assets	$ 2,480,726	$ 1,779,485

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)

	September 30, 2012	December 31, 2011
LIABILITIES AND SHAREHOLDERS' EQUITY	(Unaudited)

Homebuilding:
Accounts payable	$ 156,614	$ 125,649
Accrued expenses and other liabilities	226,750	185,423
Liabilities related to consolidated variable interest entity	1,356	1,013
Non-recourse debt related to consolidated variable
interest entity	865	4,983
Customer deposits	94,940	61,223
Senior notes	598,967	-
	1,079,492	378,291

Mortgage Banking:
Accounts payable and other liabilities	21,926	26,395
	21,926	26,395

Total liabilities	1,101,418	404,686

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 shares issued as of
both September 30, 2012 and December 31, 2011	206	206
Additional paid-in-capital	1,134,306	1,072,779
Deferred compensation trust – 152,223 and
152,964 shares of NVR, Inc. common
stock as of September 30, 2012 and
December 31, 2011, respectively	(25,331)	(25,581)
Deferred compensation liability	25,331	25,581
Retained earnings	4,278,453	4,158,492
Less treasury stock at cost – 15,681,381 and
15,578,565 shares at September 30, 2012
and December 31, 2011, respectively	(4,033,657)	(3,856,678)
Total shareholders' equity	1,379,308	1,374,799
Total liabilities and shareholders' equity	$ 2,480,726	$ 1,779,485

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,355	1,139	4,339	3,503
North East (2)	217	179	712	639
Mid East (3)	576	544	2,051	1,926
South East (4)	410	356	1,227	1,021
Total	2,558	2,218	8,329	7,089

Average new order price	$ 334.7	$ 306.5	$ 325.2	$ 301.8

Settlements (units)
Mid Atlantic (1)	1,339	1,090	3,620	3,002
North East (2)	249	191	665	536
Mid East (3)	682	676	1,739	1,719
South East (4)	386	298	1,031	839
Total	2,656	2,255	7,055	6,096

Average settlement price	$ 321.7	$ 308.9	$ 311.2	$ 308.6

Backlog (units)
Mid Atlantic (1)			2,692	2,096
North East (2)			423	335
Mid East (3)			1,119	937
South East (4)			716	541
Total			4,950	3,909

Average backlog price			$ 338.3	$ 311.2

Community count (average)	412	389	401	385
Lots controlled at end of period			55,500	51,900

Mortgage banking data:
Loan closings	$594,867	$489,866	$1,563,921	$1,347,553
Capture rate	86%	88%	87%	89%

Common stock information:
Shares outstanding at end of period			4,874,817	5,013,861
Number of shares repurchased	276,995	567,788	276,995	979,265
Aggregate cost of shares repurchased	$220,128	$365,743	$ 220,128	$ 666,628

(1) Virginia, West Virginia, Maryland, Delaware and Washington, D.C.
(2) New Jersey and eastern Pennsylvania
(3) Kentucky, western Pennsylvania, New York, Ohio, Indiana and Illinois
(4) North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, Office: +1-703-956-4204